UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2021 (February 10, 2021)

CITIC CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39222	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9/F, East Tower, Genesis Beijing

No. 8 Xinyuan South Road

Chaoyang District, Beijing 100027

People’s Republic of China

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +86 10 5802 3889

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-half of one redeemable warrant	CCAC.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001	CCAC	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	CCAC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2021, the board of directors (the “Board”) of CITIC Capital Acquisition Corp. (the “Company”) appointed Mark B. Segall to the Board. Mr. Segall was appointed to serve as a Class II director with a term expiring at the Company’s second annual meeting of stockholders.

The Board appointed Mr. Segall, who was determined to be an “independent director” as defined in the applicable rules of The New York Stock Exchange, to the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Mark B. Segall is the owner and Managing Director of Kidron Corporate Advisors LLC, a New York based investment bank advisory boutique founded in 2003, and has been the CEO of Kidron Capital Securities LLC, an SEC registered broker dealer (member FINRA and SIPC), since 2009. Mr. Segall was the Co-Chief Executive Officer of Investec, Inc., the U.S. investment banking operations of the Investec Group, a South African based specialist bank, from 2001 to 2003. He served as head of investment banking and general counsel at Investec Inc. from 1999 to 2001. From 1996 to 1999, Mr. Segall was a partner at the law firm of Kramer, Levin, Naftalis & Frankel LLP, specializing in cross-border mergers and acquisitions and capital markets activities, and between 1991 and 1995 he was an associate at the same firm. Mr. Segall serves as chairman of the board of National CineMedia, Inc. since 2019, where he sits on the audit committee, compensation committee and nominating committee. He also serves as director of Bel Fuse, Inc., where he sits on the compensation committee and nominating committee, since 2011.

Mr. Segall received an AB in History from Columbia College, Columbia University and a JD from New York University School of Law.

On February 10, 2021, the Company entered into an indemnity agreement (the “Indemnity Agreement”) with Mr. Segall, pursuant to which the Company has agreed to provide contractual indemnification, in addition to the indemnification provided in the Company’s Amended and Restated Memorandum and Articles of Association, against liabilities that may arise by reason of their respective service on the Board, and to advance expenses incurred as a result of any proceeding against either of them as to which either could be indemnified, in the form previously filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-236006) for its initial public offering, initially filed with the U.S. Securities and Exchange Commission on January 22, 2020 (as amended, the “Registration Statement”).

On February 10, 2021, the Company entered into a joinder agreement with Mr. Segall (the “Joinder Agreement”), pursuant to which Mr. Segall (i) agreed to certain covenants contained in the form of letter agreement previously entered into by and between the Company and each of its other officers and directors in connection with the Company’s initial public offering and (ii) was granted registration rights as a holder of Class B ordinary shares of the Company under the registration rights agreement entered into by and among the Company and each of the holders party thereto in connection with the Company’s initial public offering.

The foregoing descriptions of the Indemnity Agreement and the Joinder Agreement do not purport to be complete and are qualified in their entireties by reference to the form of indemnity agreement and the Joinder Agreement, copies of which are attached as Exhibit 10.5 to the Registration Statement and Exhibit 10.1 hereto, respectively, and are incorporated herein by reference.

On February 10, 2021, CITIC Capital Acquisition LLC, the Company’s sponsor, transferred 13,000 Class B ordinary shares of the Company to Mr. Segall.

Other than the foregoing, Mr. Segall is not party to any arrangement or understanding with any person pursuant to which he was appointed as director, nor is he party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Joinder Agreement, dated February 10, 2021, by and between the Company and Mark B. Segall.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIC CAPITAL ACQUISITION CORP.

By:	/s/ Fanglu Wang
Name: Fanglu Wang
Title: Chief Executive Officer

Dated: February 17, 2021